Exhibit 99.1

Digital Turbine Reports Second Quarter 2017 Results

Revenue of $22.8 Million Increased 10% Year-Over-Year and Declined 5% Sequentially

42% Sequential Revenue Growth and 143% Annual Growth in O&O Revenue

Austin, TX – November 9, 2016 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, announced financial results for the fiscal 2017 second quarter ended September 30, 2016.

Recent Highlights:

•	The Company achieved record Operators & OEMs (“O&O”) revenue of $9.9 million during the September quarter, driven primarily by growth with preexisting carrier partners, and supplemented by the onset of contribution from new carrier partners in the quarter.

•	O&O revenue derived from our U.S-based carrier partners increased 38% sequentially.

•	International O&O revenue increased 98% sequentially, as the Company continues to work to diversify its Ignite revenue while expanding its global footprint into key strategic regions such as India and Latin America. The Company generated initial revenue from two new carriers in these regions during the September quarter.

•	The Company has successfully launched Ignite on more than two million devices to date with a new partner in India and more than one million devices with a new Latin American partner.

•	Ignite 2.0 is now live on devices at AT&T.

•	The Company completed a $16 million convertible notes offering on September 28, 2016. Proceeds were used to completely repay approximately $11 million of short-term indebtedness. At quarter-end, the Company had no short-term debt outstanding and $9.4 million in cash & cash equivalents.

“Digital Turbine made meaningful operational progress during the September quarter,” said Bill Stone, CEO. “While unsatisfied with our A&P and Content results, we achieved 42% sequential growth in our O&O business despite slower-than-expected onboarding of key new partners and the much-publicized Samsung Note 7 recall during the quarter. Specifically, O&O revenue in the U.S. grew 38% sequentially, while International O&O revenue nearly doubled sequentially, as we grew revenue with our existing partners as well as with several new partners. With a total of 20 partners now utilizing the Ignite platform, we have successfully positioned our O&O business to achieve continued solid growth in the December quarter and beyond.”

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

“With respect to the onboarding of new Ignite partners, we have made definitive progress in recent weeks and look forward to revenue growth with carriers such as AT&T, America Movil, Reliance Jio and Airtel in coming quarters. In addition, our pipeline remains strong, as demand for our offerings is at an all-time high. Our focus remains on turning that demand into faster time-to-revenue.”

Mr. Stone concluded, “Execution and profitability remain the prevailing themes at Digital Turbine. The commitment level of our partners and the range of our opportunities has never been greater. We are making significant strides toward the realization of this opportunity, but we recognize that there is considerably more work to be performed in order to fully capitalize on our unique value proposition and generate the type of meaningful revenue and profit growth expected by our investors in the quarters ahead.”

Second Quarter 2017 Financial Results

As a reminder, the Company names the components of its Advertising segment to better reflect the entities with whom it partners. Advertising is comprised of Operators & OEMs (“O&O”), which includes Ignite, Discover and other professional advertising services; and Advertisers & Publishers (“A&P”), which includes the former “Appia Core” business, as well as the developing RTB business. The Content business is comprised of Marketplace and Pay.

Revenue for the fiscal second quarter of 2017 was $22.8 million, representing growth of 10% versus the prior year quarter and a decline of 5% when compared to the fiscal first quarter of 2017. Advertising revenue of $15.2 million increased 11% versus the prior year period and 19% versus the fiscal first quarter. Within Advertising, O&O revenue reached a record $9.9 million, representing growth of 143% year-over-year and 42% when compared to the fiscal first quarter. Strength in the O&O business was primarily attributable to Ignite growth with preexisting carrier partners, but was also enhanced by the onset of revenue from new carrier partners in the quarter. O&O managed to achieve these record results despite the well-publicized Samsung Note 7 recall, which clearly had an adverse impact on revenue during the quarter.

A&P revenue of $5.3 million declined 44% year-over-year and 9% sequentially stemming from the ongoing shift in budget allocation toward programmatic and RTB away from legacy business development deals. While the Company has made some early progress with its own pivot to RTB and expects its uniquely valuable dataset to represent a strategic advantage in this business over time, RTB activities have yet to reach the critical mass necessary to keep pace with the dramatic industry shift in budget allocations.

Content revenue of $7.6 million increased 8% versus the comparable prior year period, yet declined 32% when compared to the fiscal first quarter of 2017. Within Content, DT Pay revenue of $7.2 million declined 33% quarter-over-quarter. The sequential decline in DT Pay revenue is largely driven by the pronounced impact of new double opt-in policies enacted by our largest DT Pay carrier partner during the preceding June quarter.

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

GAAP gross margin was 14% for the second quarter of fiscal 2017, modestly above the 12% GAAP gross margin for the fiscal first quarter. Excluding the amortization of intangibles, non-GAAP adjusted gross margin was 22%, as compared to 20% for the fiscal first quarter. The increase in GAAP and non-GAAP gross margin, despite a sequential decline in total revenue, was driven by a richer business mix during the quarter, driven by strong growth in our higher-margin O&O business. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Loss below.

Net loss for the second quarter of fiscal 2017 was $7.3 million, or ($0.11) per share, as compared to the net loss for the fiscal first quarter of $7.4 million, or ($0.11) per share.

Non-GAAP adjusted EBITDA loss for the second quarter of fiscal 2017 was $3.0 million, as compared to a loss of $3.1 million for the fiscal first quarter. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of adjusted EBITDA and a reconciliation to GAAP net loss.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs, app advertisers and publishers, that enable efficient user acquisition, app management and monetization opportunities. The company's products include Ignite™, a mobile device management solution with targeted app distribution capabilities, Discover™, a customized user experience and app discovery tool, Marketplace™, an application and content store, and Pay™, a content management and mobile payment solution. Digital Turbine Media encompasses a leading independent user acquisition network as well as an advertiser solution for unique and exclusive carrier inventory. Digital Turbine has delivered more than 150 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas, with global offices in Durham, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

www.digitalturbine.com

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its first quarter financial results and provide operational updates on existing business, as well as newly announced carrier initiatives. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

For those who are not able to join the live call, a playback will be available through November 16, 2016. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10093917.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), income taxes, depreciation and amortization, stock-based compensation expense and the change in fair value of derivatives that are recorded related to the recent convertible notes offering. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the A&P business as competition increases and new technologies, in particular Real Time Bidding, add pricing pressure
•	developing RTB for A&P to the level required to compete in the increasingly important programmatic bidding area will require additional investment that, given the Company’s limited resources, may not be available in the time or on the terms necessary
•	derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
(512) 800-0274
brian.bartholomew@digitalturbine.com

Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$22,832	$20,734	$46,871	$39,420
Cost of revenues
License fees and revenue share	17,797	16,099	37,021	30,320
Other direct cost of revenues	1,882	4,558	3,762	6,749
Total cost of revenues	19,679	20,657	40,783	37,069
Gross profit	3,153	77	6,088	2,351
Operating expenses
Product development	3,117	2,406	5,952	5,160
Sales and marketing	1,528	1,468	2,972	2,750
General and administrative	4,815	4,347	9,920	9,736
Total operating expenses	9,460	8,221	18,844	17,646
Loss from operations	(6,307)	(8,144)	(12,756)	(15,295)
Interest and other expense, net
Interest expense, net	(622)	(405)	(1,304)	(896)
Foreign exchange transaction loss	(1)	(13)	(4)	(12)
Change in fair value of convertible note embedded derivative liability	(430)	-	(430)	-
Change in fair value of warrant liability	(140)	-	(140)	-
Loss on extinguishment of debt	(293)	-	(293)	-
Loss on disposal of fixed assets	-	-	-	(23)
Other income	15	11	33	28
Total interest and other expense, net	(1,471)	(407)	(2,138)	(903)
Loss from operations before income taxes	(7,778)	(8,551)	(14,894)	(16,198)
Income tax provision / (benefit)	(437)	(229)	(141)	243
Net loss	$(7,341)	$(8,322)	$(14,753)	$(16,441)

Other comprehensive income / (loss):
Foreign currency translation adjustment	(80)	111	(53)	62
Comprehensive loss:	$(7,421)	$(8,211)	$(14,806)	$(16,379)

Basic and diluted net loss per common share	$(0.11)	$(0.14)	$(0.22)	$(0.29)
Weighted average common shares outstanding, basic and diluted	66,457	57,274	66,358	57,328

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except par and share amounts)

	September 30, 2016	March 31, 2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,416	$11,231
Restricted cash	321	-
Accounts receivable, net of allowances of $471 and $464, respectively	17,477	17,519
Deposits	152	213
Prepaid expenses and other current assets	515	583
Total current assets	27,881	29,546
Property and equipment, net	2,462	1,784
Cost method investment	999	999
Deferred tax assets	401	500
Intangible assets, net	8,729	12,490
Goodwill	76,621	76,621
TOTAL ASSETS	$117,093	$121,940
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,071	$15,300
Accrued license fees and revenue share	8,613	9,622
Accrued compensation	1,073	1,353
Short-term debt, net of debt issuance costs and discounts of $0 and $568, respectively	-	10,432
Other current liabilities	1,660	2,147
Total current liabilities	31,417	38,854
Convertible notes, net of debt issuance costs and discounts of $6,616 and $0, respectively	9,384	-
Convertible note embedded derivative liability	4,123	-
Warrant liability	1,363	-
Other noncurrent liabilities	835	815
Total liabilities	47,122	39,669
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 67,368,462 issued and 66,634,006 outstanding at September 30, 2016; 67,019,703 issued and 66,284,606 outstanding at March 31, 2016	8	8
Additional paid-in capital	297,929	295,423
Treasury stock (754,599 shares at September 30, 2016 and March 31, 2016)	(71)	(71)
Accumulated other comprehensive loss	(255)	(202)
Accumulated deficit	(227,740)	(212,987)
Total stockholders' equity	69,971	82,271
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$117,093	$121,940

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	6 Months Ended	6 Months Ended
	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(14,753)	$(16,441)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,199	6,850
Loss on disposal of fixed assets	-	23
Change in allowance for doubtful accounts	7	3
Amortization of debt discount	237	236
Amortization of debt issuance costs	444	-
Accrued interest	(91)	(16)
Stock-based compensation	2,310	2,524
Stock-based compensation for services rendered	166	600
Change in fair value of convertible note embedded derivative liability	430	-
Change in fair value of warrant liability	140	-
Loss on extinguishment of debt	293	-
Stock issued for settlement of liability	-	283
(Increase)/decrease in assets:
Restricted cash transferred to / (from) operating cash	(321)	200
Accounts receivable	35	(2,313)
Deposits	61	(1)
Deferred tax assets	99	-
Deferred financing costs	-	(187)
Prepaid expenses and other current assets	68	243
Increase/(decrease) in liabilities:
Accounts payable	4,771	5,177
Accrued license fees and revenue share	(1,009)	2,336
Accrued compensation	(280)	(597)
Other current liabilities	(393)	(585)
Other non-current liabilities	20	-
Net cash used in operating activities	(3,567)	(1,665)

Cash flows from investing activities
Capital expenditures	(1,115)	(610)
Net cash used in investing activities	(1,115)	(610)

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	6 Months Ended	6 Months Ended
	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)
Cash flows from financing activities
Cash received in convertible notes issuance	16,000	-
Repayment of debt obligations	(11,000)	(300)
Payment debt issuance costs	(2,091)	-
Options exercised	11	49
Net cash provided / (used) in financing activities	2,920	(251)

Effect of exchange rate changes on cash and cash equivalents	(53)	39

Net change in cash and cash equivalents	(1,815)	(2,487)

Cash and cash equivalents, beginning of period	11,231	7,069

Cash and cash equivalents, end of period	$9,416	$4,582

Digital Turbine Reports Fiscal Second Quarter Results

September 9, 2016

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended
	September 30, 2016	June 30, 2016
	(Unaudited)	(Unaudited)
Revenue	$22,832	$24,039
Gross profit	$3,153	$2,935
Gross margin percentage	14%	12%
Add back: Amortization of intangibles	$1,882	$1,880
Non-GAAP gross profit	$5,035	$4,815
Non-GAAP gross margin percentage	22%	20%

GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended
	September 30, 2016	June 30, 2016
	(Unaudited)	(Unaudited)
Net Loss	$(7,341)	$(7,412)
Add back items:
Stock and stock option compensation	1,173	1,303
Amortization of intangibles	1,882	1,880
Depreciation expense	223	214
Interest expense	622	682
Other income	(15)	(18)
Change in fair value of convertible note embedded derivative liability	430	—
Change in fair value of warrant liability	140	—
Loss on extinguishment of debt	293	—
Foreign exchange transaction loss	1	3
Income tax provision / (benefit)	(437)	296
Adjusted EBITDA	$(3,029)	$(3,052)